Exhibit 99.2

     Progenics Pharmaceuticals Reports First Quarter 2003 Results

    TARRYTOWN, N.Y.--(BUSINESS WIRE)--May 15, 2003--Progenics Pharmaceuticals, Inc. (Nasdaq:PGNX) today announced its results of operations for the quarter ended March 31, 2003.
    Revenues for the quarter ended March 31, 2003 totaled $2.2 million compared to revenues of $2.4 million for the same period in 2002. Revenues primarily reflect payments received by the Company for contract work performed under a services agreement with PSMA Development Company, LLC (JV), and funding from government grants and contracts. The Company's expenses for the first quarter of 2003 were $8.6 million, compared to $6.5 million for the first quarter of 2002. The increase in expenditures was attributable to spending relative to the Company's development program for methylnaltrexone, its joint venture with Cytogen Corporation to develop in-vivo immunotherapies for prostate cancer, increased headcount and patent legal expenses. The net loss for the first quarter of 2003 was ($6.1 million), compared to a net loss of ($2.0 million) for the same period in 2002. The net loss per share for the first quarter of 2003 was ($0.48), basic and diluted, compared to a net loss per share of ($0.16), basic and diluted, for the same period of 2002. At the end of the first quarter of 2003, Progenics had $35.6 million in cash, cash equivalents and marketable securities compared to $42.4 million at December 31, 2002.
    "Already in 2003, we have made significant progress in meeting the research and development goals we established for the year," said Ronald J. Prentki, Progenics' President. "We announced positive results from a phase 2 study of methylnaltrexone (MNTX) for opioid-induced constipation in advanced medical illness. Our phase 3 study in this indication is enrolling patients and is on track to be completed later this year. We also began a phase 2 study of MNTX in post-operative ileus earlier this week. In addition, we are continuing to explore strategic partnering opportunities for MNTX."
    "In the area of HIV therapy, we reported that patient viruses collected six weeks after treatment initiation with PRO 542 showed no evidence of having developed drug resistance," Prentki continued. "Laboratory studies performed in association with our phase 2 studies of PRO 542 revealed that viral load reduction were highly correlated with viral susceptibility as measured by a new assay. Later this year, we plan to file an Investigational New Drug application for PRO 140, our second HIV entry inhibitor. In April, our scientists identified the receptor the hepatitis C virus uses to infect the liver, thereby discovering a potential new therapeutic target for this disease. We are confident that we be able to meet the aggressive goals we have set for the Company this year."

    Company Profile

    Progenics Pharmaceuticals, Inc. of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. The Company applies its expertise in immunology and molecular biology to develop biopharmaceuticals to fight viral diseases, such as human immunodeficiency virus (HIV) infection, and cancers, including malignant melanoma and prostate cancer. In symptom management and supportive care, therapies are being developed to provide patients with an improved quality of life. Progenics' most clinically advanced product is methylnaltrexone, a compound in phase 3 clinical testing that is designed to block the debilitating side effects of opioid analgesics without interfering with pain palliation. The Company is conducting multi-dose phase 2 clinical trials with its lead HIV product, PRO 542, a viral-entry inhibitor and is in preclinical development with PRO 140 and other follow-on product candidates in HIV infection. The Company is developing cancer immunotherapies based on PSMA (prostate-specific membrane antigen) technology and currently is conducting phase 1 clinical studies of a therapeutic prostate cancer vaccine. GMK is a cancer vaccine in phase 3 clinical trials for the treatment of malignant melanoma.

                    PROGENICS PHARMACEUTICALS, INC.
                  CONDENSED STATEMENTS OF OPERATIONS

                                              Three Months Ended
                                                   March 31,
                                         -----------------------------
                                              2003            2002
                                         -------------   -------------
                                          (Unaudited)     (Unaudited)

Contract research and development,
 joint venture                          $   1,052,700   $   1,007,119
Contract research and development,
 other                                                        193,734
Research Grants                             1,117,418       1,155,798
Product sales                                  59,566          13,428
                                         -------------   -------------
     Total revenues                         2,229,684       2,370,079
                                         -------------   -------------

Research and development                    5,752,146       4,566,549
General and administrative                  1,621,837       1,247,170
Loss in joint venture                         879,641         502,319
Depreciation and amortization                 303,931         201,938
                                         -------------   -------------
     Total expenses                         8,557,555       6,517,976
                                         -------------   -------------
     Operating loss                        (6,327,871)     (4,147,897)
                                         -------------   -------------

Other income (expenses):
Interest income                               224,126         546,882
Payment from insurance settlement                           1,600,000
                                         -------------   -------------
     Total other income (expense)             224,126       2,146,882
                                         -------------   -------------
Net loss                                $  (6,103,745)  $  (2,001,015)
                                         =============   =============
Net loss per share - basic and diluted  $       (0.48)  $       (0.16)
                                         =============   =============


                       CONDENSED BALANCE SHEETS

                                           March 31,      December 31,
                                              2003            2002
                                         -------------   -------------
                                          (Unaudited)     (Unaudited)

Cash, cash equivalents and marketable
 securities                             $  35,555,040   $  42,373,774
Accounts receivable                           378,461         334,006
Fixed assets, net                           3,799,073       3,705,531
Other assets                                1,838,220       1,704,610
                                         -------------   -------------

     Total assets                       $  41,570,794   $  48,117,921
                                         =============   =============

Liabilities                             $   2,004,332   $   2,971,292
Stockholders' equity                       39,566,462      45,146,629
                                         -------------   -------------

     Total liabilities and
      stockholders' equity              $  41,570,794   $  48,117,921
                                         =============   =============

    Disclosure Notice: The information contained in this document is as of May 15, 2003. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words "anticipates," "plans," "expects" and similar expressions they are identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence when or proceed as planned, the risks and uncertainties associated with dependence upon the actions of the Company's corporate, academic and other collaborators and of government regulatory agencies, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and other periodic filings with the Securities and Exchange Commission to which investors are referred for further information. In particular, the Company cannot assure you that any of the their programs will result in a commercial product.
    Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

    Editor's Note: Additional information on Progenics is available at http://www.progenics.com.

    CONTACT: Progenics Pharmaceuticals, Inc., Tarrytown
             Richard W. Krawiec, 914/789-2800
             E-mail: rkrawiec@progenics.com